Exhibit 99.2

Investor Contact:	Media Contact:
Karen Breen	KCHiggins
Jennifer Martin	303-397-8325
303-397-8592
303-397-8634
TeleTech Board of Directors Increases Share Repurchase Authorization
by an Additional $50 Million
Englewood, Colo., August 6, 2007 –TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (BPO) solutions, today announced its Board of Directors authorized an additional $50 million for the Company’s existing stock repurchase program. This authorization is an amendment to the Company’s initial share repurchase authorization and brings the total amount currently authorized for future share repurchases to approximately $67 million.
“This increased purchase authorization reflects our continued confidence in the long-term growth prospects of our business and in our leading industry position,” said Kenneth Tuchman, chairman and chief executive officer. “TeleTech’s strong balance sheet and significant cash flow from operations has given us the flexibility to fund the growth of our business while also actively continuing our share repurchase program.”
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. We have a 25-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. We have developed deep domain expertise and support approximately 300 business process outsourcing programs serving approximately 135 global clients in the automotive, communications, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by 50,000 employees utilizing 34,000 workstations across 88 Delivery Centers in 18 countries.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services (such as TeleTech OnDemand™); our ability to achieve our year-end 2007 and

2008 financial goals, including those set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability or the potential terms of a divestiture of this segment, which could result in an additional impairment of its long-lived assets; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; economic or political changes affecting the countries in which we operate; achieving continued profit improvement in our International BPO operations; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, the Registration Statement on Form S-3 filed on March 19, 2007 and the Annual Report on Form 10-K for the year ended December 31, 2006, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.
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